Exhibit 99.1

THE NASDAQ STOCK MARKET 9800 BLACKWELL ROAD ROCKVILLE, MD 20850
Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041
Sent via Electronic Delivery to: jlilek@midwestbank.com;tsullivan@hinshawlaw.com
May 17, 2010
Ms. JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 W. North Avenue
Melrose Park, IL. 60160

Re:	Midwest Banc Holdings, Inc. (the “Company”)—Staff Determination Nasdaq Securities: Common Stock & Preferred Stock Nasdaq Symbols: MBHI/MBHIP
Dear Ms. Lilek:
As we discussed, on May 14, 2010, Midwest Bank and Trust Company, (the “Bank”) the wholly-owned subsidiary and principal asset of Midwest Banc Holdings, Inc., was closed by the Illinois Department of Financial Professional Regulation — Division of Banking, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as the receiver of the Bank. Subsequent to the closure, the FDIC entered into a purchase and assumption agreement with Firstmerit Bank, National Association, Akron, Ohio, to assume all of the deposits of Midwest Bank and Trust Company. Accordingly, Staff has concerns about the Company’s ability to demonstrate compliance with all of the requirements for continued listing on the Nasdaq Stock Market1, as well as the residual equity interest of the Company’s common and preferred stockholders.
In addition, I explained in our recent telephone conversation that companies listed on the Nasdaq Capital Market are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.2 Since your Form 10-Q for the quarter ended March 31, 2010 reported stockholders’ equity of ($49,485,000), and as of May 14, 2010, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with our Listing Rule.3 If the Company appeals, as discussed below, it will also need to address this issue at its hearing.

[1]	For online access to all Nasdaq Rules, please see “Nasdaq Reference Links,” included with this letter.

[2]	Listing Rule 5550(b)(l).

[3]	In a situation where an Issuer does not comply with the minimum $2.5 million, shareholders’ equity criteria of the Capital Market, Staff will determine if the Company has a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. For your convenience we have attached a breakdown of the Capital Market’s quantitative continued listing requirements.

Ms. JoAnn Sannasardo Lilek
May 17, 2010

After reviewing the FDIC press release, Form 10-Q, and such other information as is publicly available, and in accordance with Listing Rules 51014, 5110(b),5 and IM-5101-1,6 Staff has determined that the Company’s securities will be delisted from The Nasdaq Stock Market. Accordingly, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended7 at the opening of business on May 26, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.
Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.8 The Company must also provide a copy of the announcement to Nasdaq’s MarketWatch Department at least 10 minutes prior to its public release.9 For your convenience attached is a list of news services.
The Company may appeal Staff’s determination to the Nasdaq Listing Qualifications Panel (the “Panel”); pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The Nasdaq Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.10 The request for a hearing and evidence of the wire transfer must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on May 24, 2010. The request and confirmation of the wire transfer11 should be sent to the attention of Amy Horton, Associate General Counsel, Nasdaq Office of General Counsel, via email at: hearings@nasdaqomx.com.

[4]	Listing Rule 5101 states in part that Nasdaq “has broad discretionary authority over the initial and continued listing of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest. Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.”

[5]	Listing Rule 5110(b) states in part that “Nasdaq may use its discretionary authority under Rule 5100 to suspend or terminate the listing of a Company that has filed for protection under any provision of the federal bankruptcy laws or comparable foreign laws, or has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even though the Company’s securities otherwise meet all enumerated criteria for continued listing on Nasdaq.”

[6]	IM-5101-1 states in part, that “Nasdaq may also use its discretionary authority, for example, when a Company files for protection under any provision of the federal bankruptcy laws or comparable foreign laws...”

[7]	Trading in the Company’s securities has been halted since May 17, 2010 as a result of the events described in the FDIC’s May 14, 2010 press release.

[8]	Listing Rule 5810(b).

[9]	The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net.

[10]	The Form also includes instructions for payment by check.

[11]	The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

Ms. JoAnn Sannasardo Lilek
May 17, 2010

Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on May 24, 2010.
Please refer to our website for information regarding the hearing process: http://www.nasdaq.com/about/LegalComplianceFAQs.stmt#hearings. If you would like additional information regarding the hearing process, please call the Hearings Department at +1 301 978 8203.
Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.
If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared. 12 Only a market maker, not the Company, may file a Form 211.
While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on May 25, 2010, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.
If you have any questions, please contact Stan Higgins, Director, at +1 301 978 8041 or Curtis Rimmey, Lead Analyst, at +1 301 978 8079.
Sincerely,
/s/ Stanley Higgins

[12]	Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.